FOR IMMEDIATE RELEASE
Contact: Julie Koenig Loignon
(502) 636-4502 (office)
juliek@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS
2007 FIRST-QUARTER RESULTS
Net Revenues From Continuing Operations Increase by 32.55 Percent
Company Narrows First-Quarter Loss From Continuing Operations by 15.11 Percent

LOUISVILLE, Ky. (May 8, 2007) - Churchill Downs Incorporated (NASDAQ: CHDN) (“Company”) today reported results for the first quarter ended March 31, 2007.

Net revenues from continuing operations for the first quarter of 2007 were $47.84 million, an increase of 32.55 percent from net revenues from continuing operations of $36.09 million one year ago. The Company narrowed its first-quarter net loss from continuing operations by 15.11 percent, posting a net loss of $8.43 million from continuing operations, or $0.63 per diluted common share, compared to a net loss from continuing operations of $9.93 million, or $0.76 per diluted common share, during the first quarter of 2006.

Churchill Downs Incorporated historically reports a net loss during the first quarter because its four racetracks host relatively few live racing dates during that timeframe as opposed to the final nine months of the year. During the first quarter of 2007, the Company did benefit from an additional 45 days of live racing at Fair Grounds Race Course in New Orleans, which posted strong meet-end results after resuming its standard racing season in late November 2006. Fair Grounds was closed for 15 months following Hurricane Katrina in late 2005 and conducted only 12 days of live racing at a host site, Harrah’s Louisiana Downs, in northern Louisiana during the first quarter of 2006.

The continued strength of the Company’s Louisiana Operations, including Fair Grounds’ simulcast-wagering and video poker facilities, contributed to the first quarter year-over-year growth in net revenues from continuing operations. During the quarter, the Company also benefited from lower corporate expenses; Arlington Park serving as the host site for “dark day” simulcast wagering in Illinois for an additional eight days; and from a positive adjustment in workers’ compensation insurance reserves.

Churchill Downs Incorporated’s President and Chief Executive Officer Robert L. Evans said that while improving the Company’s year-over-year financial performance from continuing operations during the first quarter, the Churchill Downs team also moved forward with a key strategic initiative intended to position the Company for future growth.

“In early March, we announced our entry into the account-wagering business and two months later launched our new online wagering platform, TwinSpires (www.twinspires.com), in time to accept wagers on this year’s Kentucky Derby and Oaks at Churchill Downs,” said Evans. “We experienced exceptional demand from customers wanting to register for TwinSpires accounts during the four days between our launch date and the Kentucky Derby on May 5, with approximately 9,500 customers signing up for and funding TwinSpires accounts. We had a very ambitious plan to bring TwinSpires to the market in a very short period of time.

“We were also pleased to see the continued popularity of our signature racing events, as wagering for the 133rd Kentucky Derby Presented by Yum! Brands matched the record levels attained during the 2006 running, and we set new wagering records for the 133rd Kentucky Oaks, making Kentucky Derby weekend at Churchill Downs the biggest racing event in North America. We are pleased with these results given that rain on Kentucky Oaks Day kept thousands of general admission patrons away, and three of our races on the Derby undercard, including two of our stakes races, had unusually short fields. Additionally, one dozen wagering outlets based primarily in Oklahoma could not accept wagers on the Oaks and Derby race cards due to a horsemen’s dispute. We believe that issue, along with the short Derby Day fields, contributed to the decrease in off-track wagering.”

Evans continued, “We are still examining to what extent changes in the account-wagering market may have impacted handle on Kentucky Derby and Oaks Days, considering two large U.S account-wagering providers were not taking wagers on our products and our own platform, TwinSpires, debuted in the middle of Derby week. Based on the wagering data we have so far, we are pleased to see that handle did migrate to other account-wagering providers that pay higher host fee commissions to the horsemen and tracks that produce the races as a result of the agreements they negotiated with TrackNet Media Group LLC. Through these agreements, we have the potential for revenue and purse growth with or without growth in handle.

“In the weeks ahead, we look forward to beginning construction on both a temporary and permanent slot machine gaming facility at Fair Grounds, with an October 2007 target date for the opening of our temporary operation. We also anticipate adding new content, features and handicapping tools to our TwinSpires account-wagering platform that will further distinguish TwinSpires from its competitors. The incredible response to our TwinSpires launch confirmed for us the power of the Churchill Downs and Kentucky Derby brands in attracting customers to our Company and its products and services.”

A conference call regarding this release is scheduled for Wednesday, May 9, 2007, at 9 a.m. EDT. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com or www.earnings.com, or by dialing (800) 510-0178 and entering the pass code 48951131 at least 10 minutes before the appointed time. The online replay will be available at approximately noon EDT and continue for two weeks. A two-week telephonic replay will be available one hour after the call ends by dialing (888) 286-8010 and entering 13170987 when prompted for the access code. A copy of this news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”). Churchill Downs uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, Churchill Downs’ operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of Churchill Downs’ financial results in accordance with GAAP.

Churchill Downs Incorporated (“Churchill Downs”), headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. Churchill Downs’ four racetracks in Florida, Illinois, Kentucky and Louisiana host many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Arlington Million, Princess Rooney Handicap and Louisiana Derby. Churchill Downs racetracks have hosted seven Breeders’ Cup World Championships. Churchill Downs also owns off-track betting facilities and has interests in various advance deposit wagering, television production, telecommunications and racing services companies, including a 50-percent interest in the national cable and satellite network HorseRacing TV™, that support the Company’s network of simulcasting and racing operations. Churchill Downs trades on the NASDAQ Global Select Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this news release are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida and Louisiana racetracks within those respective markets; costs associated with our efforts in support of alternative gaming initiatives; costs associated with Customer Relationship Management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; failure to execute on our business strategies or resistance to our business strategies; a substantial change in allocation of live racing days; litigation surrounding the Rosemont, Illinois, riverboat casino; changes in Illinois law that impact revenues of racing operations in Illinois; the impact of an Indiana racetrack and its wagering facilities near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; our ability to adequately integrate acquired businesses; market reaction to our expansion projects; the loss of our totalisator companies or their inability to provide us assurance of the reliability of their internal control processes through Statement on Auditing Standards No. 70 audits or to keep their technology current; the need for various alternative gaming approvals in Louisiana; our accountability for environmental contamination; the loss of key personnel; the impact of natural disasters, including Hurricanes Katrina, Rita and Wilma on our operations and our ability to adjust the casualty losses through our property and business interruption insurance coverage; any business disruption associated with a natural disaster and/or its aftermath; and the volatility of our stock price.

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF NET LOSS
for the three months ended March 31,
(Unaudited)
(In thousands, except per common share data)

	2007	2006

Net revenues	$47,842	$36,093
Operating expenses	52,925	42,726

Gross loss	(5,083)	(6,633)

Selling, general and administrative expenses	9,825	10,767
Insurance recoveries, net of losses	(784)	(997)

Operating loss	(14,124)	(16,403)

Other income (expense):
Interest income	272	83
Interest expense	(290)	(473)
Unrealized gain on derivative instruments	204	204
Miscellaneous, net	160	348
	346	162

Loss from continuing operations before income tax benefit	(13,778)	(16,241)

Income tax benefit	5,348	6,311

Net loss from continuing operations	(8,430)	(9,930)

Discontinued operations, net of income taxes:
Earnings (loss) from operations	421	(343)
Loss on sale of business	(182)	-

Net loss	$(8,191)	$(10,273)

Basic and diluted net loss per common share:
Net loss from continuing operations	$(0.63)	$(0.76)
Discontinued operations	0.02	(0.03)
Net loss	$(0.61)	$(0.79)

Basic and diluted weighted average shares outstanding	13,371	13,074

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three months ended March 31,
(Unaudited)
(In thousands)

	2007	2006
Net revenues from external customers:
Churchill Downs Racetrack	$3,296	$3,238
Arlington Park	13,190	12,427
Calder Race Course	1,198	2,268
Louisiana Operations	29,479	17,073
Total racing operations	47,163	35,006
Other investments	121	455
Corporate	510	581
Net revenues from continuing operations	47,794	36,042
Discontinued operations	7,837	8,986
	$55,631	$45,028
Intercompany net revenues:
Churchill Downs Racetrack	$-	$-
Arlington Park	-	-
Calder Race Course	7	6
Louisiana Operations	230	23
Total racing operations	237	29
Other investments	96	100
Eliminations	(285)	(78)
	48	51
Discontinued Operations	(48)	(51)
	$-	$-

EBITDA:
Churchill Downs Racetrack	$(5,726)	$(6,100)
Arlington Park	(2,090)	(1,952)
Calder Race Course	(2,572)	(3,323)
Louisiana Operations	2,766	594
Total racing operations (EBITDA)	(7,622)	(10,781)
Other investments	(905)	317
Corporate	(313)	(633)
Total EBITDA	(8,840)	(11,097)
Eliminations	56	22
Depreciation and amortization	(4,976)	(4,776)
Interest income (expense), net	(18)	(390)
Income tax benefit	5,348	6,311
Net loss from continuing operations	(8,430)	(9,930)
Discontinued operations, net of income taxes	239	(343)
Net loss	$(8,191)	$(10,273)

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 31, 2007	December 31, 2006

ASSETS
Current assets:
Cash and cash equivalents	$27,627	$20,751
Restricted cash	1,028	12,704
Accounts receivable, net	19,328	42,316
Deferred income taxes	6,274	6,274
Income taxes receivable	18,830	12,217
Other current assets	15,062	8,857
Assets held for sale	-	25,422
Total current assets	88,149	128,541

Plant and equipment, net	342,054	336,068
Goodwill	53,528	53,528
Other intangible assets, net	15,940	16,048
Other assets	16,312	12,143
Total assets	$515,983	$546,328

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,900	$21,476
Purses payable	10,009	18,128
Accrued expenses	33,854	40,781
Dividends payable	-	6,670
Deferred revenue	43,373	26,165
Liabilities associated with assets held for sale	-	13,671
Total current liabilities	102,136	126,891

Long-term debt	13,919	13,393
Other liabilities	22,189	22,485
Deferred revenue	21,088	20,416
Deferred income taxes	13,064	13,064
Total liabilities	172,396	196,249

Commitments and contingencies
Shareholders' equity:
Preferred stock, no par value;
250 shares authorized; no shares issued	-	-
Common stock, no par value; 50,000 shares
authorized; issued: 13,463 shares March 31,
2007 and 13,420 shares December 31, 2006	130,955	128,937
Retained earnings	212,632	221,142
Total shareholders’ equity	343,587	350,079
Total liabilities and shareholders’ equity	$515,983	$546,328